                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             RIVIERA TOOL COMPANY
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                           [RIVIERA TOOL COMPANY LOGO]

                              RIVIERA TOOL COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD DECEMBER 16, 1998

To the Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Riviera Tool Company (the "Company") to be held on Wednesday, December 16, 1998 at 4:00 p.m., Eastern Standard Time at Rembrandt's at Bridgewater, 333 Bridge Street, N.W., Grand Rapids, Michigan 49504, for the following purposes:

          (1) To elect two Directors to serve until the Annual Meeting of Shareholders in 2001.

          (2) To approve the Company's 1998 Key Employee Stock Option Plan.

          (3) To consider such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record on the close of business on October 20, 1998 will be entitled to vote at the meeting or any adjournments thereof.

     YOUR ATTENTION IS CALLED TO THE ATTACHED PROXY STATEMENT AND ACCOMPANYING PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON. YOU ARE THEREFORE URGED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

     A copy of the Annual Report of the Company for the fiscal year ended August 31, 1998 accompanies this Notice.

                                          By Order of the Board of Directors,

                                          PETER C. CANEPA, Secretary
Grand Rapids, Michigan
November 23, 1998

                           [RIVIERA TOOL COMPANY LOGO]

                              RIVIERA TOOL COMPANY
                           5460 Executive Parkway SE
                          Grand Rapids, Michigan 49512

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                               DECEMBER 16, 1998

                              GENERAL INFORMATION

     The enclosed proxy is being furnished to you by the Board of Directors of Riviera Tool Company, a Michigan corporation (the "Company"), of 5460 Executive Parkway SE, Grand Rapids, Michigan 49512 (telephone number 616-698-2100) in connection with the Annual Meeting of Shareholders on Wednesday, December 16, 1998 at 4:00 p.m., Eastern Standard Time, and any adjournments thereof, to be held at Rembrandt's at Bridgewater, 333 Bridge Street, N.W., Grand Rapids, Michigan. These proxy materials are first being mailed to shareholders on or about November 23, 1998.

     A Shareholder giving the enclosed proxy (or his authorized representative) may revoke it any time before it is exercised by executing a subsequent proxy, by written notice to the Company or by voting in person at the meeting otherwise the proxy will be voted as indicated by the signed proxy.

     The Company will bear the cost of soliciting proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to mailings, proxies may be solicited by personal interview, telephone or telegraph by certain of the Company's employees without compensation. The Company may reimburse brokers, dealers, banks, voting trustees or other record holders for postage and other reasonable expenses of forwarding proxy materials to their principals who beneficially own shares of the Company's stock.

     A copy of the Company's 1998 Annual Report is enclosed.

              STOCK OUTSTANDING, VOTING RIGHTS AND VOTES REQUIRED

     Only Common Shareholders of record at the close of business on October 20, 1998 (the "record date") are entitled to notice of, and to vote at, the meeting or at adjournment or adjournments thereof, each share having one vote and there are no cumulative voting rights for the election of directors.

     The Company had 3,065,499 shares of Common Stock, no Par Value (Common Shares), outstanding on the record date. A majority of the Common Shares entitled to vote constitutes a quorum.

     To the Company's knowledge, based on the most recent information filed with the Securities and Exchange Commission (the "SEC"), or otherwise provided to the Company, as of October 31, 1998, the following person(s) beneficially owned more than 5% of the Company's Common Stock:

                     5% OR MORE BENEFICIAL OWNERSHIP TABLE

                                                                     SHARES
                                                               BENEFICIALLY OWNED
                                                              ---------------------
                      NAME AND ADDRESS                        NUMBER        PERCENT
                      ----------------                        ------        -------
Kenneth K. Rieth (1)(2).....................................  607,000        19.8%
5460 Executive Parkway SE, Grand Rapids, MI 49512

Heartland Advisors, Inc.....................................  351,400        11.5%
790 N. Milwaukee Street, Milwaukee, WI 53202

Wellington Management Co. LLP...............................  312,133        10.2%
75 State Street, Boston, MA 02109

Pioneering Management Corporation...........................  208,000         6.8%
60 State Street, Boston, MA 02109

Kennedy Capital Management, Inc.............................  185,528         6.0%
10829 Olive Boulevard, St. Louis, MO 63141

William Harris Investors, Inc...............................  166,661         5.4%
2 North LaSalle Street, Chicago, IL 60602


-------------------------
(1) Riviera Holding Company, 100% owned by Kenneth K. Rieth, President and CEO of Riviera Tool Company, owns 605,000 shares of the Common Stock of Riviera Tool Company. Includes 2,000 shares of common stock owned by Mr. Rieth as custodian for his minor children.

(2) Amount does not include 50,000 shares of a stock option grant under the 1998 Key Employee Stock Option Plan, contingent upon shareholder approval.

    Management does not know of any other person who as of October 31, 1998, beneficially owned more than 5% of the Company's Common Stock, other than as indicated above.

    The votes required for approval of each matter to be submitted at the meeting for shareholder vote are described in the applicable sections of this Proxy Statement.

                            I. ELECTION OF DIRECTORS

     The Board of Directors proposed that Messrs. Leonard H. Wood and Daniel W. Terpsma be elected as Directors of the Company to hold office until the Annual Meeting of Shareholders in 2001 or until their successors are elected. The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the nominees named above, unless such proxies are marked to the contrary. The two nominees receiving the greatest number of votes cast at the Meeting or its adjournment shall be elected. In case any nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders.

     The following information is furnished with respect to each nominee for election as a Director, each person whose term of office as a Director will continue after the Meeting and each Executive Officer of the Company as of November 2, 1998 named in the Summary Compensation Table herein.

                                                                                             PERCENTAGE OF
                                                                            SHARES OF        TOTAL COMMON
                                                                              COMMON         STOCK OF THE
                                                                              STOCK             COMPANY
                                                                           BENEFICIALLY      BENEFICIALLY
                                               POSITIONS AND OFFICES       OWNED AS OF        OWNED AS OF     TERM
       NAME AND YEAR FIRST                  WITH THE COMPANY AND OTHER     OCTOBER 31,        OCTOBER 31,      TO
        BECAME A DIRECTOR           AGE        PRINCIPAL OCCUPATIONS           1998              1998        EXPIRE
       -------------------          ---     --------------------------     ------------      -------------   ------
                             NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM
Leonard H. Wood (1988)............  56    Vice President and General             500(3)              *        2001
                                          Manager of the Company
Daniel W. Terpsma (1998)..........  44    Executive Vice President, Old           --(2)             --        2001
                                          Kent Bank
                             DIRECTORS CONTINUING IN OFFICE BEYOND THE ANNUAL MEETING
Kenneth K. Rieth (1980)...........  39    President and Chief Executive      607,000(1)(2)        19.8%       1999
                                          Officer of the Company
John C. Kennedy (1988)............  40    Principal owner, Director,           8,333(2)              *        2000
                                          Chairman and President, Autocam
                                          Corporation
Thomas H. Highley (1997)..........  56    President and Chief Executive           --(2)             --        2000
                                          Officer, The Empire Company,
                                          Inc.
                                  OTHER EXECUTIVE OFFICERS, WHO ARE NOT DIRECTORS
Peter C. Canepa...................  40    Chief Financial Officer,             5,000(3)              *          --
                                          Treasurer and Secretary of the
                                          Company
                                                                             -------             -----
All Directors and Executive Officers as a group (6 persons)..............    620,833(2)(3)        20.3%
                                                                             =======             =====

-------------------------
(1) Riviera Holding Company, 100% owned by Kenneth K. Rieth, President and CEO of Riviera Tool Company, owns 605,000 shares of the Common Stock of Riviera Tool Company. Includes beneficial ownership of 2,000 shares of common stock owned by Mr. Rieth as custodian for his minor children.

(2) Amount does not include stock option grants under the 1998 Key Employee Stock Option Plan which are contingent upon shareholder approval. The following stock options are not included in the table: Kenneth K.
    Rieth -- 50,000 shares, Daniel W. Terpsma -- 1,000 shares, John C. Kennedy -- 1,000 shares, Thomas H. Highley -- 1,000 shares.

(3) Amount does not include stock option grants under the 1996 Incentive Stock Option Plan, as amended, which were granted on November 2, 1998. The following stock options are not included in the table -- Leonard H. Wood -- 10,000 shares, Peter C. Canepa -- 10,000 shares.

 *  Beneficial ownership of less than 1% of the class.

OTHER INFORMATION RELATING TO NOMINEES AND DIRECTORS

     Set forth below is each Director's name and the year in which he first became a Director, and a brief account of the business experience of each nominee and Director during the past five years.

KENNETH K. RIETH 1980

     Mr. Rieth has been a principal owner and President of Riviera Tool Company since 1980. Mr. Rieth has served as a Director of Autocam Corporation, a designer and manufacturer of close tolerance, specialty metal alloy components for the automotive, electronic and computer industries since 1991.

LEONARD H. WOOD 1988

     Mr. Wood has been a Vice President of the Company since 1985. Prior to that time, he was Project Manager with American Motors Corporation.

JOHN C. KENNEDY 1991

     Mr. Kennedy has been a principal owner, Director, Chairman (appointed September 30, 1998) and President of Autocam Corporation, a designer and manufacturer of close tolerance, specialty metal alloy components for the automotive, electronic and computer industries since 1988.

DANIEL W. TERPSMA 1998

     Mr. Terpsma has been Executive Vice President of Old Kent Bank since 1997. Prior to that time, he was Senior Vice President of Old Kent Bank for more than four years.

THOMAS H. HIGHLEY 1997

     Mr. Highley has been President and CEO of The Empire Company, Inc., a distributor of residential and commercial millwork products, since 1991.

     During the fiscal year ended August 31, 1998, the Board of Directors held four meetings. No director attended less than 75% of directors meetings, including appropriate committee meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Audit Committee. The current members of the Audit Committee are Messrs. John C. Kennedy and Thomas H. Highley. During fiscal year ended August 31, 1998, the Audit Committee held two meetings. The duties of the Audit Committee are briefly: recommending to the Board of Directors the retention or discharge of the independent public accountants; reviewing the arrangements and scope of the audit and non-audit engagements and the compensation of the independent public accountants; reviewing with the independent public accountants and the Company's financial officers the adequacy of the Company's internal financial controls; and reviewing major changes in accounting policies.

     The Company has a standing Compensation Committee. The current members of the Compensation Committee are Messrs. Thomas H. Highley and Daniel W. Terpsma. The duty of the Committee is to recommend to the Board of Directors the remuneration arrangements for Kenneth K. Rieth, President and Chief Executive Officer of the Company and granting stock options under the Company's 1996 Incentive Stock Option Plan, as amended. Subsequent to August 31, 1998, the Compensation Committee, acting by consent, together with all of the directors, has established and approved Mr. Rieth's compensation for fiscal 1998. The Compensation Committee held no meetings during fiscal year ended August 31, 1998.

     The Company has no nominating committee, the functions of which are performed by the Board of Directors.

LEGAL PROCEEDINGS

     The Company is a plaintiff in an action against Fred Borsini, Herbert Keeler and Durametallic Corporation, a Delaware corporation, with Kenneth K. Rieth, Arlene Morris and Riviera Holding Company, a Michigan corporation wholly owned by Kenneth K. Rieth, as co-plaintiffs, filed July 22, 1994, in the Kent County Circuit Court, Grand Rapids, Michigan, Case No. 94-2809-CZ. In July of 1992, the Company contributed machinery, equipment, inventory, work-in-process and receivables related to the business of building plastic injection molds to a joint venture that then became known as Leap Technologies, Inc. Defendants in this action contributed all of the stock of a mold builder then known as Leap Technologies, Inc. The Company contributed assets valued at $5.4 million, the new entity assumed debts in the amount of $3.7 million, and the Company received $1.7 million of preferred stock in the new entity. The Company alleges that the status of the business contributed by the defendants was fraudulently represented to it and the defendants are therefore liable to the Company for all losses sustained as a result of the failure of the venture. The Company is asking for return of its investment plus the additional damages it incurred in the process of liquidating the venture. Management believes that approximately $3,000,000 of damages has been identified, however, the complete damage evaluation is incomplete. One defendant has counterclaimed for breach of representations by the Company without specifying any amount of damages. The Company is not currently involved in other legal proceedings other than ordinary or routine proceedings incidental to its operations. In the opinion of management, no existing proceedings, including the matter involving Leap Technologies, Inc., would have a significant effect on the financial condition, results of operations and cash flows of the Company if determined against the Company.

COMPENSATION COMMITTEE REPORT

     The duty of the compensation committee is to recommend to the Board of Directors the remuneration arrangements for Kenneth K. Rieth, President and Chief Executive Officer of the Company, grant stock options under the Company's 1996 incentive stock option plan, as amended.

Overall Officer Compensation Policy

     The Company's compensation policy for executive officers is designed to support the overall objective of enhancing value for shareholders by attracting, developing, rewarding, and retaining highly qualified and productive individuals; relating compensation to both Company and individual performance; and ensuring compensation levels that are externally competitive and internally equitable.

     The key elements of the Company's officer compensation consist of base salary, a formula bonus for Mr. Rieth, the Company's chief executive officer, a discretionary bonus for Mr. Canepa, the Company's Chief Financial Officer and Mr. Wood, the Company's Vice President and General Manager, as well as stock options for Messrs. Rieth, Canepa and Wood. The Compensation Committee's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including insurance and other benefits.

Base Salary

     The Committee reviews each officer's salary annually. In determining appropriate salary levels, consideration is given to scope of responsibility, experience, Company and individual performance as well as pay practices of other companies relating to executives with similar responsibility.

     In addition, with respect to the base salary of Mr. Rieth in 1998, the Compensation Committee has acknowledged the longevity of Mr. Rieth's service to the Company and its belief that Mr. Rieth is an excellent representative of the Company within the industry. Mr. Rieth's base salary was established by the Board of Directors in September 1996 and has been continued since then. This base compensation consists of a regular payroll payment of $150,800 per year. Mr. Canepa's and Mr. Wood's base salary is $125,000 and $150,000, respectively.

Bonus Awards

     The Company's officers may be considered for annual cash bonuses which are awarded to recognize and reward corporate and individual performance based on meeting specified goals and objectives. The plan in effect for fiscal 1998 for Mr. Rieth, pursuant to a three-year employment agreement executed with Mr. Rieth, as amended, provides for a bonus of $100,000 for fiscal year 1998 which has been awarded. This formula was established by the Board of Directors in 1996 and will be continued by contract through fiscal 1999. In awarding a bonus to Mr. Rieth, the Committee reviews compensation levels and financial results available to it for chief executive officers for similarly sized companies as well as those located near the Company's headquarters. Mr. Rieth recommends to the Committee Messrs. Canepa's and Wood's bonus based on his review of corporate and Messrs. Canepa's and Wood's individual performances as well as the performance bonus the management team awards to employees of the Company other than Messrs. Canepa, Wood and Rieth. The Committee has adopted Mr. Rieth's recommendations this year.

Stock Options

     Under the Company's 1996 Incentive Stock Option Plan, as amended, stock options may be granted to the Company's key employees including Messrs. Rieth, Wood and Canepa. The number of options granted is determined by the subjective evaluation of the person's ability to influence the Company's long-term growth and profitability. In fiscal 1998, no such stock options have been granted under such plan. Subsequent to August 31, 1998 the following stock options were granted under the 1996 Incentive Stock Option Plan, as amended; Leonard H. Wood -- 10,000 shares and Peter C. Canepa -- 10,000 shares.

     Stock options will be granted with an exercise price equal to the market price of the Common Stock on the date of grant. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for employees to create value for shareholders. The Committee therefore views stock options as an important component of its future compensation policy.

                                          Compensation Committee Members:
                                            Daniel W. Terpsma
                                            Thomas H. Highley

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of Directors

     The Company pays each Director who is not a Company employee or an employee of a 10% or more shareholder a fee of $5,000 per year. During fiscal year ended August 31, 1998, the Company paid $5,000 of Directors fees to Messrs. Kennedy, Terpsma and Highley.

Summary Compensation Table

     The following table sets forth the total compensation earned by each of the Company's Executive Officers during the fiscal years ended August 31, 1996, 1997, and 1998 for services rendered to the Company in all capacities during such years.

                                                                  ANNUAL COMPENSATION(1)
                                              ---------------------------------------------------------------
                                    FISCAL                                  OTHER ANNUAL         ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR      SALARY         BONUS        COMPENSATION(2)    COMPENSATION(4)
   ---------------------------      ------     ------         -----        ---------------    ---------------
Kenneth K. Rieth.................    1998     $150,800(3)    $100,000(3)       $  -0-             $1,500
President, CEO and Director          1997      150,800(3)      64,798(3)          -0-              1,264
                                     1996      150,800(3)         -0-             -0-              1,267
Leonard H. Wood..................    1998     $150,000       $ 22,000          $7,291             $1,500
Vice President, General Manager      1997      124,800            -0-           7,291              1,421
and Director                         1996      124,800            -0-           7,291              1,425
Peter C. Canepa..................    1998     $125,000       $ 25,000          $  -0-             $  757
Secretary, Treasurer and CFO         1997      112,500         69,789             -0-                -0-
                                     1996      110,500            -0-             -0-                -0-

-------------------------
(1) Does not include any value that might be attributable to job-related personal benefits, the annual value of which has not exceeded the lesser of 10% of annual salary plus bonus or $50,000 for each executive officer.

(2) Represents the dollar value of the premiums paid by the Company for life insurance policy maintained in respect an Executive Deferred Compensation Plan agreement with Mr. Wood. This Agreement provides that upon death, disability or retirement from service after reaching age 65, the employee or his heirs and assigns will receive $50,000 per year for five consecutive years. For each year that employment with the Company is terminated, for any reason, prior to September 1, 1999, the benefit will be reduced by 10% or $5,000 per year.

(3) The Company has an Employment Agreement with Kenneth K. Rieth pursuant to which Mr. Rieth will continue to serve as the Chief Executive Officer and President of the Company. The term of the agreement is for a period of three years beginning September 1, 1996. Pursuant to the agreement with Mr. Rieth, the Company will pay Mr. Rieth a base salary of $150,800 and a bonus of $100,000 for fiscal 1998.

(4) Required matching contribution by the Company to the 401(k) plan which is maintained by the Company for its employees generally.

     The Company's Board of Directors has given Mr. Rieth the authority to set the compensation for senior management.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On June 12, 1997, the Company obtained its primary financing facility from Old Kent Bank of which Mr. Terpsma is Executive Vice President. At the end of fiscal 1998, the principal balance of the financing facilities was $8,423,196, of which $3,862,874 was outstanding on the revolving line of credit, $2,491,667 was outstanding on the equipment term note (payable in monthly installments of $54,667), and $2,718,655 was outstanding on the equipment line of credit. The Company pays interest monthly on all these facilities at the bank's prime rate less .25% or at a Libor plus 2.25% option. Total interest paid on all these facilities to Old Kent Bank during the year ended August 31, 1998 was $630,690.

     The Company believes that the above transaction was at prices and terms which were no less favorable to the Company than would have been in similar transactions with unaffiliated third parties. The policy of the Company is that proposed transactions with affiliates of the Company must have the prior approval of a majority of the disinterested members of the Board of Directors and be made on terms no less favorable to the Company than could be obtained from unaffiliated parties.

PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return for the Company's Common Stock with the cumulative total return of the Standards & Poors 500 Composite Index and an index of peer companies selected by the Company.

     The comparison assumes $100 was invested on March 4, 1997 (the date of the Company's initial public offering) in the Company's Common Stock , the S & P 500 Composite Index and the peer group. The companies in the peer group, all of which are in the automotive industry, are as follows:

Arvin Industries, Inc.
Autocam Corporation
Breed Technologies, Inc.
Dana Corporation
Defiance, Inc.
Excel Industries, Inc.
Gentex Corporation
Hayes Lemmerz International, Inc.
Magna International - CL A
Mascotech Inc.
Simpson Industries
Spartan Motors Inc.
Superior Industries International
Tower Automotive

                               [PERFORMANCE GRAPH]


                                                                      Indexed Returns Years Ending
                                     Base Period         -------------------------------------------------------
 Company Name/Index                 March 4, 1997              August 31, 1997             August 31, 1998
 Riviera Tool Company                   $100                       $ 76.79                     $ 71.43
 S&P 500 Index                          $100                       $114.58                     $123.85
 Peer Group                             $100                       $130.50                     $110.27

        II. PROPOSAL TO APPROVE THE 1998 KEY EMPLOYEE STOCK OPTION PLAN

     The Board of Directors of the Company has adopted, subject to shareholder approval, the Riviera Tool Company 1998 Key Employee Stock Option Plan (the "Plan"). The purpose of the Plan is make options available in excess of that available under the Company's 1996 Incentive Stock Option Plan, as amended, in order to provide a greater personal interest in the success of the Company. Persons eligible are key employees, members of the Company's Board of Directors and any other person designated by the Compensation Committee who provides services to the Company.

     The following is a summary of the principal provisions of the Plan as amended:

     Administration. The Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Committee makes recommendations periodically to the Board of Directors with respect to who shall participate in the Plan and the extent of their participation. In making such determinations, the Committee considers the position and responsibilities of the employee, the nature and value to the Company of his or her services and accomplishments, the present and potential contribution of the employee to the success of the Company and such other factors as the Committee may deem relevant.

     Shares. The shares covered by the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. 200,000 shares are reserved for issuance under the Plan.

     Option Agreement. Each option granted under the Plan is evidenced by an agreement in such form as the Board of Directors shall from time to time approve, which agreement must comply with and be subject to certain conditions set forth in the Plan, including the following:

          Price. The option price shall not be less than one hundred percent (100%) of the market value of the shares of Common Stock on the date of the Compensation Committee's approval of the grant.

          Duration and Exercise of Options. An option granted under the Plan must be exercised by the optionee by the date specified by the Compensation Committee, which shall be a maximum of ten years from the date of grant during employment of the optionee, or in any event within three months after termination of employment for any cause other than death or total or permanent disability. The Compensation Committee may in its discretion provide that an option may not be exercised in whole or in part for any period or periods of time specified by the Compensation Committee. No option may be exercised for a period of twelve (12) months after the date of its grant. Thereafter, and except as otherwise provided, any option may be exercised in whole or in part from time to time during its term. If an optionee dies or becomes totally and permanently disabled while in the employ of the Company, the option granted such optionee may, but only within the year next succeeding such death or disability, be exercised as and to the extent that the optionee was entitled to exercise the option at the date of death or disability, and the option period shall terminate at the end of the year next succeeding such event or, if earlier, the expiration of the option. In addition, in the event a person becomes beneficial owner of more than thirty percent (30%) of the Company's Common Stock otherwise than through a transaction arranged with the prior approval of the Company's Board of Directors, all options then outstanding may be exercised immediately.

          Adjustments. The Compensation Committee may make appropriate adjustments in the price of the shares and the number allotted or subject to allotment if there is any change in the Common Stock as a result of a share dividend, share split, recapitalization or otherwise.

          Payment of Option Price. The option price shall be paid in cash or through the delivery of previously owned shares of the Company's Common Stock or by a combination of cash and Common Stock.

     Amendment and Termination of Plan. The Board of Directors may from time to time amend, suspend or discontinue the Plan; provided, however, that the Board of Directors may not amend the Plan to increase the number of shares of Common Stock on which options may be granted under the Plan, materially increase the benefits accruing to optionees under the Plan, or materially modify the provision of the Plan relating to eligibility to be granted an option, without further shareholder approval.

     Tax Aspects. Options granted under the Plan are not incentive stock options for federal income tax purposes. The holder of an option granted under the Plan would not be subject to any tax with respect to the grant of the option, but the holder will recognize taxable income upon the exercise of the option equal to the excess of the fair market value of the stock at the time of exercise over the option price. If the holder sells the stock after the exercise of the option, the difference between the sale price and the exercise price will be taxable as a capital gain.

     Subsequent to August 31, 1998, the following stock options were granted under the 1998 Key Employee Stock Option Plan, subject to shareholder approval of the 1998 Key Employee Stock Option Plan at the 1998 Annual Shareholders Meeting.

                                                                       AMOUNT OF
           NAME OF                           POSITION                SHARE OPTIONS
       BENEFICIAL OWNER                  WITH THE COMPANY               GRANTED
       ----------------                  ----------------            -------------
Kenneth Rieth.................  Director, Chairman, CEO & President     50,000
Thomas Highley................  Director                                 1,000
John Kennedy..................  Director                                 1,000
Daniel Terpsma................  Director                                 1,000
Alan Annex....................  Board Consultant                         1,000
                                                                        ------
     Total Stock Options Authorized................................     54,000
                                                                        ======

     On November 10th, 1998, the market value of the Common Stock of the Company was $6.5625 per share.

     The Board of Directors recommends a vote FOR approval of the 1998 Key Employee Stock Option Plan. Proxies solicited by the Board of Directors will be so voted unless shareholders specify a different choice in their proxies.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST WITH RESPECT TO THE AMENDED PLAN IS REQUIRED FOR ITS APPROVAL, PROVIDED THE TOTAL VOTE CAST ON THE PROPOSAL REPRESENTS 50% OF ALL SHARES ENTITLED TO VOTE THERON.

                               III. OTHER MATTERS

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

     Plante & Moran L.L.P. is the independent public accountant for the Company and has reported on the Company's financial statements for the fiscal year ended August 31, 1998. The Company's independent public accountant is appointed by the Board of Directors after receiving recommendation from the Audit Committee. No independent public accountant has been recommended by the Audit Committee to the Board of Directors for fiscal 1999. The Company, under the supervision of the Audit Committee, has engaged an independent public accountant to assist in the review and evaluation of the Company's August 31, 1995 prior period adjustment. Upon conclusion and review of such, the Audit Committee will recommend an independent public accountant to the Company's Board of Directors. The Audit Committee is reviewing proposals from Plante & Moran L.L.P. and various nationally recognized independent public accounting firms for fiscal 1999. Plante & Moran LLP has indicated that a representative of that firm will be present at the shareholder's meeting. Such representative shall be given an opportunity to make a statement, if he or she so desires, and it is expected that such representative will be available to respond to appropriate questions presented at the meeting.

SHAREHOLDER PROPOSALS

     A shareholder proposal which is intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at 5460 Executive Parkway SE, Grand Rapids, Michigan 49512, no later than by August 1, 1999, in order to be eligible for inclusion in the Proxy Statement and form of Proxy relating to that meeting. A shareholder who desires to submit any such proposal should refer to the applicable rules and regulations of the Securities and Exchange Commission, Washington, D.C. 20549.

OTHER BUSINESS

     Neither the Company nor the members of the Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the Meeting by others. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

     It is important that proxies be returned promptly to avoid unnecessary expenses. Therefore, all Common Shareholders (even those planning to attend the meeting) are urged, regardless of the number of shares of stock owned, to sign date and return the enclosed proxy in the business-reply envelope, also enclosed. Shareholders attending in person may withdraw their proxies and vote in person.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain officers and persons who own ten percent (10%) or more of the Company's common stock file with the SEC and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Company Common Stock. These officers, directors and 10% shareholders are required by SEC regulation to furnish the Company with copies of these reports. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended August 31, 1998, all Section 16(a) requirements applicable to its officers, directors and 10% beneficial owners were complied with.

VOTING OF PROXIES

     Proxies which are signed and returned will be voted for the nominees named above to serve until the Annual Meeting of Shareholders in 2000 unless authority to vote upon the election of directors is withheld. Proxies will be voted as specified by the shareholder either for or against the proposal to approve the Riviera Tool Company 1998 Non-qualified Incentive Stock Option Plan. Abstentions will be treated as shares present for determining a quorum and all abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining the outcome of any matter.

AVAILABILITY OF S.E.C. FORM 10-K

     A copy of the Company's 10-K Annual Report, filed with the Securities and Exchange Commission, is available without charge to shareholders by written request to:

                               Mr. Peter C. Canepa
                               Riviera Tool Company
                               5460 Executive Parkway SE
                               Grand Rapids, Michigan 49512

                                          By order of the Board of Directors

                                          /s/ Peter C. Canepa

                                          --------------------------------------
                                          PETER C. CANEPA, Secretary

                              RIVIERA TOOL COMPANY
                      1998 KEY EMPLOYEE STOCK OPTION PLAN

ARTICLE I. -- PURPOSE

     The purpose of the Riviera Tool Company 1998 Key Employee Stock Option Plan (the "Plan") is to enable key employees of Riviera Tool Company (the "Company") to participate in the Company's future growth and profitability by offering them long-term performance-based incentive compensation. The Plan also provides a means through which the Company can attract and retain key employees and directors.

ARTICLE II. -- DEFINITIONS

     2.1 The following terms have the meaning described below when used in the
         Plan:

        (a) "Board of Directors" shall mean the Board of Directors of the Company.

        (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time.

        (c) "Committee" shall mean the Stock Option Committee of the Board of Directors.

        (d) "Common Stock" shall mean the Common Stock no par value of the Company.

        (e) "Fair Market Value" shall mean as of any given date the closing price of the Common Stock on the American Stock Exchange rounded, if necessary, to the next full one cent, or if there is no such price published, then on the most recent preceding date on which such prices are published.

        (f) "Option" shall mean a stock option granted under Article VI.

        (g) "Participant" shall mean an eligible employee, member of the Board of Directors or any other individual providing valuable services to the Company, as designated by the Compensation Committee from time to time, who has been granted an Option.

        (h) "Subsidiary" shall mean a corporation a majority of the outstanding voting capital stock of which is owned by the Company.

ARTICLE III. -- ADMINISTRATION

     3.1 Compensation Committee. (a) The Compensation Committee appointed by the Board of Directors of the Company (the "Committee") shall administer the Plan. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board of Directors, to grant to eligible persons, Options under Article VI of the Plan, to interpret the provisions of the Plan and any agreements relating to Options granted under the Plan and to supervise the administration of the Plan.

     (b) Decisions of Committee. All decisions made by the Committee pursuant to the provisions of the Plan and related resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors and employees, and beneficiaries of employees.

ARTICLE IV. -- SHARES SUBJECT TO THE PLAN

     4.1 (a) Number of Shares. Subject to adjustment as provided for in Section 4.1(b), the maximum number of shares of Common Stock with respect to which Options may be granted shall be 200,000 shares of Common Stock. Shares of Common Stock shall be made available from the authorized but unissued shares of the Company. If an Option granted under the Plan shall expire or terminate for any reason, the shares subject to, but not delivered, under such Option shall be available for other Options to be issued under the Plan.

     (b) Adjustments. All as may be deemed appropriate by the Committee, the aggregate number of shares of Common Stock which may be issued under the Plan, the number of shares covered by each outstanding

Option, and the price per share in each Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment, a stock split, the payment of a stock dividend in excess of 5% per fiscal year of the Company, or other increase or decrease in such shares effected without receipt of consideration by the Company.

ARTICLE V. -- ELIGIBILITY

     5.1 The persons eligible to participate in the Plan and receive Options under the Plan shall consist of officers, directors and other key employees of the Company and its subsidiaries, directors who are full time employees or other individual, as designated by the Compensation Committee, as determined by the Committee.

ARTICLE VI. -- STOCK OPTIONS

     6.1 Grant of Options. Subject to the limitations of the Plan, the Committee, after such consultation with and consideration of the recommendations of management as the Committee considers desirable, shall select from eligible persons Participants to be granted Options, determine the time when each Option shall be granted, the number of shares subject to each Option and the time when options shall vest and be exercisable. More than one Option may be granted to the same person. Options granted under the Plan are not intended to be qualified under Section 422 of the Internal Revenue Code of 1986, as amended, or successor provisions thereto.

     6.2 Option Agreements. Each Option under the Plan shall be evidenced by an option agreement that shall be signed by an officer of the Company and the Participant and shall contain such provisions as may be approved by the Committee. Any such option agreement may be amended from time to time as approved by the Committee and the Participant, provided that the terms of such option agreement after being amended conform to the terms of the Plan.

     6.3 Option Price. The price at which shares may be purchased upon exercise of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of such shares on the date such Option is granted.

     6.4 Exercise of Options.

          (a) The period during which each Option may be exercised shall be fixed by the Committee at the time such Option is granted, not to exceed ten years.

          (b) Subject to the terms and conditions of the option agreement and unless cancelled prior to exercise, each Option shall be exercisable in whole or in part in installments at such time or times as the Committee may prescribe and specify in the applicable option agreement.

          (c) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment shall be made in cash or, at the discretion of the Committee, through the delivery of shares of Common Stock of the Company with a value equal to the total option price or a combination of cash and shares. Any shares so delivered shall be valued at their Fair Market Value on the exercise date. No Participant shall be deemed to be a holder of any shares subject to any Option prior to the issuance of such shares upon exercise of such Option.

     6.5 Non-Transferability of Options. No Option or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor be assignable or transferable except by Will or the laws of descent and distribution, nor be exercisable during the Participant's lifetime other than by the Participant, nor shall Common Stock be issued to or in the name of one other than the Participant; provided, however, that an Option may after the death or disability of a Participant be exercised pursuant to Section 6.6(b); and provided further than any Common Stock issued to a Participant hereunder may at the request of the Participant be issued in the names of the Participant and one other person, as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the Participant or for the benefit of the Participant and others.

     6.6 Termination, Death and Disability. Subject to the condition that no Option may be exercised in whole or in part after the expiration of the option period specified in the applicable option agreement:

          (a) Except as hereinafter provided, an Option may be exercised by the Participant only while such Participant is in the employ or a member of the Board of Directors of the Company or a subsidiary or in the case of a designated person who is not an employee or director, as provided by the terms of the grant. In the event that the service of a Participant to whom an Option has been granted under the Plan shall terminate (except as set forth below) such Option may be exercised, to the extent that the Option was exercisable on the date of termination, only until the earlier of three
     (3) months after such termination or the original expiration date of the Option; provided, however, that if termination results from death or total and permanent disability, such three (3) month period shall be extended to twelve (12) months; and provided, further, that any Option held by a Participant whose service shall be terminated either (i) for cause as determined by the Committee or (ii) voluntarily by the Participant and without the consent of the Company shall, to the extent not theretofore exercised, forthwith terminate.

          (b) In the event of the permanent disability of a Participant as determined by the Committee, an Option which is otherwise exercisable may be exercised by the Participant's legal representative or guardian. In the event of the death of the Participant, an Option which is otherwise exercisable may be exercised by the person or persons whom the Participant shall have designated in writing on forms prescribed by and filed with the Committee ("Beneficiaries"), or, if no such designation has been made, by the person or persons to whom the Participant's rights shall have passed by Will or the laws of descent and distribution, including a personal representative ("Successors"). The Committee may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, Beneficiary or Successor.

ARTICLE VII. -- GENERAL PROVISIONS

     7.1 Change in Control.

          (a) In the case of a Change in Control (as defined below) of the Company, unless the Committee determines otherwise, each Option then outstanding shall immediately become exercisable in full.

          (b) Any determination by the Committee made pursuant to this Section may be made as to all outstanding Options or only as to certain Options specified by the Committee and any such determinations shall be made in cases covered by subparagraphs 7.1(c)(i) and (ii) below prior to or as soon as practicable after the occurrence of such event and in the cases covered by subparagraphs 7.1(c)(iii) or (iv) prior to the occurrence of such event.

          (c) A Change in Control shall occur if:

             (i) Any "person" or "group of persons" as such terms are defined in
        Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than a participant in this Plan, directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined in the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exercised immediately, with the passage of time or subject to any condition) of voting securities representing thirty percent (30%) or more of the combined voting power of all outstanding voting securities of the Company,

             (ii) The shareholders of the Company shall approve an agreement to merge or consolidate the Company with or into another corporation as a result of which less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting entity are or are to be owned by the former shareholders of the Company, or

             (iii) The shareholders of the Company shall approve the sale of all or substantially all of the Company's business and/or assets to a person or entity that is not a wholly-owned subsidiary of the Company.

     7.2 No Right of Continued Service. Neither the establishment of the Plan, the granting of Options or the payment of any benefits hereunder or any action of the Company or of the Board of Directors or of the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Company or its subsidiaries, or as a Director thereof, each of which expressly reserves the right to discharge any person whenever the interest of any such company in its sole discretion may so require without liability to such company, the Board of Directors or the Committee except as to any rights that may be expressly conferred upon such Participant under the Plan.

     7.3 No Segregation of Cash or Shares. The Company shall not be required to segregate any shares of Common Stock that may at any time be represented by Options, and the Plan shall constitute an "unfunded" plan of the Company. No employee shall have rights with respect to shares of Common Stock prior to the delivery of such shares. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property and the liabilities of the Company to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company.

     7.4 Delivery of Shares. No shares shall be delivered pursuant to any exercise of an Option under the Plan unless the requirements of such laws and regulations as may be deemed by the Committee to be applicable thereto are satisfied. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     7.5 Governing Law. The Plan and all determinations made and action taken pursuant thereto shall be governed by the laws of the State of Michigan and construed in accordance therewith.

     7.6 Payments and Tax Withholding. The delivery of any shares of Common Stock under the Plan shall be for the account of the Company and any such delivery or distribution shall not be made until the recipient shall have made satisfactory arrangements for the payment of any applicable withholding taxes.

ARTICLE VIII. -- AMENDMENT AND TERMINATION

     8.1 Amendment or Termination. The Board of Directors may amend or terminate the Plan provided, however, that no such amendment or termination shall adversely affect any Option then in effect unless the prior approval of the Participant so affected is obtained and provided further that any amendment to the Plan shall be subject to shareholder approval to the extent necessary to satisfy the requirements of Section 16 under the Securities Exchange Act of 1934.

ARTICLE IX. -- EFFECTIVENESS OF PLAN

     9.1 The Plan was adopted by the Board of Directors on October 30, 1998, subject to the approval by the shareholders of the Company.

ARTICLE X. -- SEVERABILITY

     10.1 If any provision of the Plan, or any term or condition of any Option granted thereunder, is invalid, such provision, term, condition or application shall to that extent be void (or, in the discretion of the Board of Directors, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

                              RIVIERA TOOL COMPANY
                   PROXY FOR ANNUAL MEETING DECEMBER 16, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Kenneth K. Rieth and Peter C. Canepa and each or either of them, proxies with full power of substitution, to vote all stock of Riviera Tool Company, a Michigan corporation, which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held at Rembrandt's At Bridgewater, 333 Bridge Street, N.W., Grand Rapids, Michigan 49504, on Wednesday, December 16, 1998, at 4:00 p.m. and at any adjournment.

    1.  ELECTION OF DIRECTORS:

    [ ] FOR all nominees listed below                     [ ] WITHHOLD AUTHORITY
      (except as marked to the contrary below)              To vote for all nominees listed below

                   Leonard H. Wood         Daniel W. Terpsma

    (Instruction: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below:)

--------------------------------------------------------------------------------

    2.  APPROVAL OF THE RIVIERA TOOL COMPANY 1998 KEY EMPLOYEE STOCK OPTION PLAN

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

                 (Continued and to be signed on reverse side.)

IF YOU SIGN AND RETURN THIS PROXY, THE SHARES REPRESENTED HEREON WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NOT OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS NOMINATED AND APPROVAL OF THE 1998 RIVIERA TOOL COMPANY KEY EMPLOYEE STOCK OPTION PLAN. THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The undersigned hereby acknowledge receipt of the Annual Report of the Company for its fiscal year ended August 31, 1998, and Notice of Annual Meeting of Shareholders and Proxy Statement dated November 23, 1998.

                                           Dated:                        , 1998
                                                -------------------------

                                           ------------------------------------
                                                        Signature

                                           ------------------------------------
                                                        Signature

                                           Please sign exactly as your name
                                           appears hereon. If stock is held
                                           jointly, each holder should sign.
                                           When signing as attorney, executor,
                                           administrator, trustee, guardian,
                                           corporate officer or in any other
                                           capacity, please state title in
                                           full.

                PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY